UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 27, 2022

Global Business Travel Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-39576	98-0598290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 3rd Avenue, 4th Floor

New York, New York 10172
(Address of principal executive offices) (Zip Code)

(212) 679-1600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	GBTG	The New York Stock Exchange

Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	GBTG.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 27, 2022, Global Business Travel Group, Inc. (Amex GBT) issued a press release announcing the closing (the “Closing”) of the previously announced business combination contemplated by the Business Combination Agreement, dated as of December 2, 2021, by and between Apollo Strategic Growth Capital (“APSG”) and GBT JerseyCo Limited. A copy of the press release announcing the Closing is furnished as Exhibit 99 hereto and incorporated by reference herein.

Shareholders of 77,514,764 shares of APSG’s public shares that were sold in APSG’s initial public offering (the “public shares”) properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from APSG’s initial public offering, calculated as of two business days prior to the Closing, which was approximately $776,272,469.94 in the aggregate.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit Number	Description
99	Press release dated May 27, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Business Travel Group, Inc.

By:	/s/ Eric J. Bock
Name: Eric J. Bock
Title: Chief Legal Officer, Global Head of M&A and Corporate Secretary

Date: May 27, 2022